Exhibit 5.1

[DRS LETTERHEAD]

October 26, 2004

DRS Technologies, Inc.

5 Sylvan Way

Parsippany, New Jersey 07054

Ladies and Gentlemen:

I am General Counsel to DRS Technologies, Inc., a Delaware corporation (the “Company”), and, as such, have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 2,000,000 shares (subject to adjustment) (the “Shares”) of common stock of the Company, par value $.01 per share (the “Common Stock”), that were issued or may be issued pursuant to grants under the Company’s Amended and Restated 1996 Omnibus Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of:

(i)            the Plan, as approved by the Board of Directors of the Company on November 6, 2003 and approved by the Company’s stockholders at the January 22, 2004 Special Meeting of Stockholders;

(ii)           the Registration Statement on Form S-8, to be filed by the Company on the date hereof with the Commission, with respect to the Shares (the “Registration Statement”);

(iii)          the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement as of the date of the Registration Statement (collectively, the “Incorporated Documents”);

(iv)          the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(v)           the Amended and Restated Bylaws of the Company, as amended to date and currently in effect;

(vi)          certain resolutions of the Board of Directors of the Company relating to the Shares, the approval of the Plan and the filing of the Registration Statement;

(vii)         certain resolutions of the stockholders of the Company relating to the approval of the Plan; and

(viii)        specimen certificate evidencing the Common Stock.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the Bars of the States of New Jersey and New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares issued pursuant to the Plan as of the date hereof are duly authorized, validly issued, fully paid and nonassessable, and any Shares that may be issued in the future pursuant to the Plan have been duly authorized and, assuming the conformity of the certificates representing the Shares to the form of specimen certificate examined by me and the due execution and delivery of such certificates, such Shares, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Nina Laserson Dunn
Nina Laserson Dunn, Esq.
Executive Vice President, General Counsel and Secretary DRS Technologies, Inc.